Exhibit 99.2
PUERTO RICO BRANCH OF ISLAND
FINANCE SALES FINANCE
CORPORATION (D/B/A ISLAND
FINANCE DIVISION
FINANCIAMIENTO)
Consolidated Financial Statements for the year ended
December 31, 2005 and Independent Auditors’ Report

KPMG LLP
2500 Ruan Center
666 Grand Avenue
Des Moines, IA 50309
Independent Auditors’ Report
The Board of Directors
Puerto Rico Branch of Island Finance Sales Finance Corporation:
We have audited the accompanying consolidated balance sheet of Puerto Rico Branch of Island Finance Sales Finance Corporation (the Company) as of December 31, 2005, and the related consolidated statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.
As discussed in note 11 to the consolidated financial statements, a portion of the assets and liabilities of the loan business was sold as of February 28, 2006.
May 26, 2006
KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative

PUERTO RICO BRANCH OF ISLAND FINANCE SALES FINANCE CORPORATION
(D/B/A ISLAND FINANCE DIVISION FINANCIAMIENTO)
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2005

2005
(In Thousands)
ASSETS

Cash	$11,629

Finance receivables:
Sales finance	83,658
Consumer loans	3,189
Home equity loans	291
Commercial loans	78,047

Total finance receivables	165,185
Less allowance for credit losses	(6,555)

Finance receivables, net	158,630

Property and equipment, net	1,051
Net deferred tax asset	4,094
Prepaid expenses	247
Other assets	529

Total assets	$176,180

LIABILITIES

LIABILITIES
Reserve for unfunded credit commitments	$346
Accounts payable and accrued expenses	18,140

Total liabilities	$18,486

DUE TO HOME OFFICE	$157,694

Total liabilities	$176,180

See accompanying notes to consolidated financial statements.

PUERTO RICO BRANCH OF ISLAND FINANCE SALES FINANCE CORPORATION
(D/B/A ISLAND FINANCE DIVISION FINANCIAMIENTO)
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2005

2005
(In Thousands)
INCOME:
Finance charges and interest	$16,637
Management service fee income	17,388
Other income	2,764

Total income	36,789

EXPENSES:
Salaries	12,061
Management service fees	1,374
Operating expenses	10,892
Interest expense	29,163
Provision for credit losses	5,524

Total expenses	59,014

NET LOSS BEFORE INCOME TAX BENEFIT	(22,225)

INCOME TAX BENEFIT	(7,730)

NET LOSS	$(14,495)

See accompanying notes to consolidated financial statements.

PUERTO RICO BRANCH OF ISLAND FINANCE SALES FINANCE CORPORATION
(D/B/A ISLAND FINANCE DIVISION FINANCIAMIENTO)
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2005

2005
(In Thousands)
CASH FLOWS USED FOR OPERATING ACTIVITIES:
Net loss	$(14,495)
Adjustments to reconcile net loss to net cash flows used for operating activities:
Provision for credit losses	5,524
Depreciation and amortization	439
Change in net deferred tax asset	(317)
Change in prepaid expenses	352
Change in other assets	(188)
Change in accounts payable and accrued expenses	(7,548)

Net cash flows used for operating activities	(16,233)

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Finance receivables:
Principal collected	469,221
Receivables originated	(495,592)
Net disposals of property and equipment	25

Net cash flows used for investing activities	(26,346)

CASH FLOWS FROM FINANCING ACTIVITIES:
Transfers from Home Office:
Decrease receivables with related parties	486,865
Decrease payables with related parties	(439,414)
Increase prepaid income taxes	(3,079)

Net cash flows from financing activities	44,372

NET INCREASE IN CASH	1,793

CASH, BEGINNING OF YEAR	9,836

CASH, END OF YEAR	$11,629

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$29,153
Puerto Rican income taxes	16,171

Cash received during the year for:
U.S. income tax benefit received from IFSFC	$20,505
See accompanying notes to consolidated financial statements.

PUERTO RICO BRANCH OF ISLAND FINANCE SALES FINANCE CORPORATION
(D/B/A ISLAND FINANCE DIVISION FINANCIAMIENTO)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2005
1.	ORGANIZATION AND OPERATIONS

The accompanying consolidated financial statements include the assets and liabilities of the branch of Island Finance Sales Finance Corporation operating in Puerto Rico (the “Branch”) and the Branch’s consolidated subsidiaries: Reliable Finance Holding Company LLC and Reliable Finance Holding Company (the “Partnership”), collectively, the “Company”. Island Finance Sales Finance Corporation (“Home Office”) is an indirect wholly-owned subsidiary of Wells Fargo Financial, Inc.

The Branch was authorized to do business in Puerto Rico under the legal name of Island Finance Division Financiamiento as a branch of Island Finance Sales Finance Corporation on September 25, 2001. The Branch is engaged in the financing of installment sales contracts purchased from various retailers throughout Puerto Rico and also offers private label credit cards to customers in Puerto Rico. During 2004, the Branch began offering two new types of loans, consumer loans with a minimum balance of US$5,001 and a maximum of US$10,000 and real estate loans with a maximum of US$250,000. During 2005, the maximums for consumer loans and real estate loans were increased to US$15,000 and US$500,000 respectively.

Reliable Finance Holding Company LLC is a wholly-owned subsidiary of the Branch, which owns 99% of Reliable Finance Holding Company, a civil partnership. The remaining 1% of the Partnership is owned directly by the Branch. The Partnership was created on October 5, 2001 under the laws of the Commonwealth of Puerto Rico and is primarily engaged in the financing of automobile floor plan lines of credit for various dealers throughout Puerto Rico. The Partnership commenced operations on November 1, 2001.

The Company is regulated by the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following are the most significant accounting policies followed by the Company:

Finance charges and interest are earned using the interest method on an accrual basis. Consumer loan receivables and sales finance receivables accrue interest until the receivable is collected or written off. Home equity loans which are adequately collateralized and / or in process of settlement are not written off when more than 180 days contractually delinquent and therefore are placed on non-accrual status. When a home equity loan receivable is placed on non-accrual status, all accrued and unpaid interest is charged against finance charges and interest. Commercial loans are placed on non-accrual status when management determines, based on a review of the loans, that collectibility is doubtful.

Deferred origination costs and fees, fees received and certain direct costs incurred for the originating of loan receivables are deferred and amortized to finance income over the contractual lives of the receivables using the interest method. Unamortized amounts are recognized at the time receivables are paid in full. Deferred origination costs and fees are presented as part of finance receivables in the accompanying balance sheet.

Commercial loans are made to automobile dealers to finance inventory purchases. These loans are collateralized by automobiles and, in certain instances, by mortgages on real property or cash, and are due upon sale of the related automobile or 270 days, whichever is earlier. These loans accrue interest at variable rates based on the Wells Fargo & Company prime rate.

PUERTO RICO BRANCH OF ISLAND FINANCE SALES FINANCE CORPORATION
(D/B/A ISLAND FINANCE DIVISION FINANCIAMIENTO)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — CONTINUED

Allowance for credit losses is based on loss experience related to finance receivables outstanding and is established through a provision for credit losses charged to expense. The allowance is an amount that management believes will be adequate to absorb probable losses inherent in the portfolio on existing receivables that may become uncollectible based on evaluation of collectibility of receivables and prior credit loss experience. Management’s determination of the level of the allowance for credit losses is based on various judgments and assumptions, including general economic conditions, loan portfolio composition and prior loss experience. Finance receivables are written off when evaluated as uncollectible. In addition, finance receivables, excluding commercial loans, are written-off at the end of the month in which the receivable is more than 180 days contractually delinquent. Home equity loans which are adequately collateralized and / or in process of settlement are not written off when more than 180 days contractually delinquent. When a receivable is written off, accrued and unpaid interest is charged against finance charges and interest. Recoveries of amounts previously written off are credited to the allowance.

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets or, in the case of leasehold improvements, over the term of the related lease, whichever is shorter. Useful lives range from three to ten years. Maintenance and repairs are charged to expense as incurred.

Deferred income taxes reflect the impact of temporary differences between the basis of assets and liabilities recorded for financial reporting from the basis used for income tax purposes.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimate made by management relates to the allowance for credit losses. Actual results could differ from those estimates.

3.	FINANCE RECEIVABLES

Cash payments applied to finance receivables during the year ended December 31, 2005 amounted to approximately $469,221,000. These amounts exceeded the amount contractually due because a portion of such receivables is paid in full prior to maturity. At December 31, 2005, 75% of commercial loans, totaling approximately $58,638,000, was concentrated with fourteen dealers. Commercial loans require cash collateral deposits from various dealers as collateral for commercial loans granted. In total, cash collateral deposits were approximately $3,418,000 at December 31, 2005, and the amount of interest expense during the year 2005 for the cash collateral deposits was $182,000.

PUERTO RICO BRANCH OF ISLAND FINANCE SALES FINANCE CORPORATION
(D/B/A ISLAND FINANCE DIVISION FINANCIAMIENTO)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
4.	ALLOWANCE FOR CREDIT LOSSES

The allowance for credit losses consists of the allowance for loan losses and the reserve for unfunded credit commitments. The analysis of the allowance for credit losses on finance receivables for the year ended December 31, 2005 is as follows:

(In Thousands)	2005
Allowance for credit losses, beginning of period	$7,085
Provision for credit losses	5,524
Write-offs	(6,415)
Recoveries	707

Allowance for credit losses, end of period	$6,901

Components:

Allowance for loan losses	$6,555
Reserve for unfunded credit commitments	346

Allowance for credit losses, end of period	$6,901

5.	TRANSACTIONS WITH RELATED PARTIES

The Company has material transactions with the Home Office and with other affiliates. The most significant transactions during the year ended December 31, 2005 include cash advances for lending purposes which bear interest at 9.00% and administrative fees.

During the year ended December 31, 2005, the Company had net interest expense of approximately $28,981,000 related to net affiliate borrowings.

The Company provides centralized services to certain affiliates. The Company receives reimbursement of expenses from the various affiliates to cover the affiliates’ portion of the actual costs incurred by the Company. This reimbursement has been recorded as management service fee income.

An original issue discount (OID) note with Reliable Financial Services, Inc., was issued by the Company in October 2001 with a 14-year term bearing a discounted interest rate of 7%. During December 2005, $173,003,000 of the OID was prepaid generating $1,997,000 of income due to the early paydown. The income from the early paydown is recorded in other income.

PUERTO RICO BRANCH OF ISLAND FINANCE SALES FINANCE CORPORATION
(D/B/A ISLAND FINANCE DIVISION FINANCIAMIENTO)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
6.	PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2005 consist of:

(In Thousands)	2005
Computer and office equipment	$1,998
Automobiles	1,065
Leasehold improvements	1,210
Furniture and fixtures	2,004

Total	6,277
Less accumulated depreciation and amortization	5,226

Property and equipment, net	$1,051

7.	INCOME TAXES

The Branch is subject to U.S. Federal income taxes. The Company is generally subject to Puerto Rican income taxes. The tax expense or benefit is settled between the Company and the Home Office. Due to the Company’s tax sharing agreement with the Home Office, current and deferred taxes are presented on the basis of U.S. income tax law.

The Company has determined that a valuation reserve is not required for any of the deferred tax assets since it is more likely than not that these assets will be realized principally through reimbursements under the tax sharing agreement with the Home Office.

The net deferred tax asset at December 31, 2005 consists of:

(In Thousands)	2005
Deferred tax assets:
Allowance for credit losses	$2,294
Reserve for unfunded credit commitments	121
Accrued vacations	151
Postretirement	1,561
Other	10

Total deferred tax assets	4,137
Deferred tax liabilities:
Other	(43)

Net deferred tax asset	$4,094

Income tax benefit for the year ended December 31, 2005 consists of:

(In Thousands)	2005
Current tax benefit	$(7,413)
Deferred tax benefit	(317)

Total	$(7,730)

PUERTO RICO BRANCH OF ISLAND FINANCE SALES FINANCE CORPORATION
(D/B/A ISLAND FINANCE DIVISION FINANCIAMIENTO)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
7.	INCOME TAXES — CONTINUED

The effective income tax rate for the year ended December 31, 2005 differed from the maximum statutory federal income tax rate in the United States for the following reasons:

Percent of Pretax Income for the
Year Ended December 31,
2005
Statutory federal income tax rate	35.00%

Change due to:
Permanent difference — meals & entertainment	(0.22)

Effective tax rate	34.78%

8.	EMPLOYEE BENEFIT PLANS

Substantially all of the employees are eligible to participate in a noncontributory defined benefit pension plan (the “Plan”). Eligibility for participation is dependent upon the employee attaining 21 years of age and completing one year of service. Pension benefits provided are based on the employee’s average compensation during the employment period, and are reduced by a percentage of the participant’s social security benefits and amounts due under a former plan. Normal retirement age was established at 65, while early retirement is allowed when a participant attains age 55 and has completed ten years of service. Additionally, an employee can retire at age 50 if the total years of service and age is equal to or greater than 80. Benefits vest upon attainment of five years of service.

The Plan was instituted on May 1, 1995. The Plan includes employees of three affiliates doing business in Puerto Rico and actuarial calculations do not segregate data between the entities. Pension costs of approximately $417,000 have been allocated to the Company for the year ended December 31, 2005, The allocation of pension cost is based on information provided by the actuary in conjunction with the total prior year ending salaries per affiliate.

The Company, excluding the employees from the Partnership, and one affiliate, also provide certain health care benefits such as medical and dental plans to employees and their dependents, and life insurance coverage to employees who retire from active service in accordance with terms substantially similar to those of its pension plan.

Upon attainment of age 65, benefits are decreased as follows:
•	The dental plan benefits are discontinued.

•	Medical plan benefits are capped at $1,000 per year, with a $100 cash deductible, and a lifetime maximum of $10,000.
In addition, upon retirement, life insurance coverage decreases 20% annually until it reaches 20% of the original coverage.

PUERTO RICO BRANCH OF ISLAND FINANCE SALES FINANCE CORPORATION
(D/B/A ISLAND FINANCE DIVISION FINANCIAMIENTO)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
8.	EMPLOYEE BENEFIT PLANS — CONTINUED

The accumulated post-retirement benefit obligation and the net periodic post-retirement benefit cost are allocated between the Company, excluding the employees from the Partnership, and the affiliate. The Company’s share of the accumulated post-retirement benefit obligation at December 31, 2005 amounted to approximately $4,461,000, and has been recorded as part of accounts payable and accrued expenses in the accompanying consolidated balance sheet. Net periodic post-retirement benefit cost allocated to the Company amounted to approximately $1,219,000 for the year ended December 31, 2005. The allocation of postretirement benefit cost is based on the total prior year ending salaries per affiliate.

The following table shows the changes in the benefit obligation and the fair value of plan assets during 2005 and as of December 31, 2005 for the Company and the affiliates, as applicable. The disclosures for the defined benefit pension plan are for the Company and its affiliates and the other postretirement benefit plans disclosures are for the Company, excluding the employees from the Partnership, and one affiliate

	December 31, 2005
	Pension	Other
(In Thousands)	benefits	benefits
Change in benefit obligation:
Benefit obligation at beginning of year	$18,869	$24,966
Service cost	1,644	782
Interest cost	1,117	1,475
Plan amendments	—	(299)
Actuarial loss (gain)	2,167	(2,148)
Benefits paid	(542)	(304)

Benefit obligation at end of year	$23,255	$24,472

	December 31, 2005
	Pension	Other
(In Thousands)	benefits	benefits
Change in plan assets:
Fair value of plan assets at beginning of year	$16,929	$—
Actual return on plan assets	532	—
Employer contribution	—	304
Benefits paid	(542)	(304)

Fair value of plan assets at end of year	$16,919	$—

The Company seeks to achieve the expected long-term rate of return with a prudent level of risk given the benefit obligations of the pension plan and their funded status. The Company targets the plan’s asset allocation for a target mix range of 0-50% equities and 50-100% fixed income. The Retirement Committee and Investment Committee, which include several members of the senior management, review the investment risk and performance of the plan on a quarterly basis. Annual Plan liability analysis and periodic asset/liability evaluation are also conducted.
The postretirement benefit plan is not pre-funded and therefore does not own any investment assets.

PUERTO RICO BRANCH OF ISLAND FINANCE SALES FINANCE CORPORATION
(D/B/A ISLAND FINANCE DIVISION FINANCIAMIENTO)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
8.	EMPLOYEE BEN EFIT PLANS — CONTINUED

The weighted-average allocation of the pension plan assets at December 31, 2005 was:

Percentage of plan assets
at December 31, 2005
Equity securities	32.8%
Debt securities	65.2
Other	2.0

Total	100.0%

This table reconciles the funded status of the plan as of December 31, 2005.

	December 31, 2005
	Pension	Other
(In Thousands)	benefits	benefits
Funded status	$(6,336)	$(24,472)
Unrecognized net actuarial loss	5,867	3,327
Prior service cost	216	(742)
Fourth quarter contribution	—	29

Accrued benefit cost	$(253)	$(21,858)

The following table sets forth the components of net periodic benefit cost:

	Year Ended
	December 31, 2005
	Pension	Other
(In Thousands)	benefits	benefits
Service cost	$1,644	$782
Interest cost	1,117	1,475
Expected return on plan assets	(1,445)	—
Recognized net actuarial loss	503	1,302

Net period benefit cost	$1,819	$3,559

The weighted-average assumptions used in calculating the amounts above were, as of December 31, 2005:

	December 31, 2005
	Pension	Other
	benefits	benefits
Discount rate	5.75%	5.75%
Expected return on plan assets	8.00%	5.00%
Rate of compensation increase	4.00%	N/A
The assumed health care cost trend rate used in measuring the Company’s accumulated postretirement benefit obligation as of December 31, 2005 was 9.5% for 2005 decreasing each successive year until it reaches 5.50% in 2010.

PUERTO RICO BRANCH OF ISLAND FINANCE SALES FINANCE CORPORATION
(D/B/A ISLAND FINANCE DIVISION FINANCIAMIENTO)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
8. EMPLOYEE BENEFIT PLANS — CONTINUED
Increasing the assumed health care trend by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 2005 by $2,160,000 and the service cost and interest cost of the net periodic benefit cost for 2005 by $234,000. Decreasing the assumed health care trend by one percentage point in each year would decrease the accumulated postretirement benefit obligation as of December 31, 2005 by $1,923,000 and the service cost and interest cost of the net periodic benefit cost for 2005 by $205,000.
The Company also has a defined contribution savings plan whereby each eligible employee may make contributions up to 16% of compensation. The Company makes monthly matching contributions of $.50 for every $1 contributed by the employees, up to 6% of the employee’s compensation. The Company also makes a fixed contribution of 1/2% of each employee’s compensation, regardless of whether the employee elects to contribute to the plan. The matching contributions made by the Company were increased to $1 for $1 as of January 1, 2004 and the Company’s additional fixed contribution of 1/2% was eliminated. Contribution expense for the year ended December 31, 2005 amounted to approximately $341,000.
The following table shows the future benefits, reflecting expected future service costs that the plan expects to pay under the pension and other benefit plans.

(In Thousands)	Pension benefits	Other benefits
Years ended December 31,
2006	$458	$1,217
2007	520	1,421
2008	626	1,615
2009	744	1,770
2010	866	1,918
Thereafter	6,437	11,770
For 2005, the pension plan, postretirement plan and savings plan were not affected by the sale of the business during 2006 (see Subsequent Events note 12 for more information). As a result of the sale, the pension plan was amended whereby all employees that transferred to the buyer were considered fully vested on the effective date of February 28, 2006. In addition, all employees transferred to the buyer that would have become eligible for retirement benefits under the pension plan within the 30-month period after the effective date will be allowed to request benefits from the effective date forward. The postretirement plan benefits will not be available to the former employees. Any additional liabilities for the benefit plans incurred due to the sale of the business will be the obligation of the Company.

PUERTO RICO BRANCH OF ISLAND FINANCE SALES FINANCE CORPORATION
(D/B/A ISLAND FINANCE DIVISION FINANCIAMIENTO)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
9.	COMMITMENTS AND CONTINGENCIES

Commitments:

a. Lease agreement: The Company leases its office facilities as well as all of its retail locations under noncancellable operating leases with terms ranging from one to four years. The majority of the lease agreements require the Company to pay property taxes, insurance and other direct costs of the leased properties. Minimum lease commitments under all lease agreements in force at December 31, 2005, adjusted for changes in lease obligations related to the sale on February 28, 2006 described in note 12, are as follows:

(In Thousands)
2006	$448
2007	153
2008	147
2009	150
2010	153
Thereafter	116

Total	$1,167

The minimum lease commitments for 2006 include $87,000 paid out during January 2006 to obtain a release of one lease agreement that was no longer necessary due to the sale of the loan business. See Subsequent Events note 12 for more information.
Rent expense for the year ended December 31, 2005 amounted to approximately $1,183,000.
The Company had no commitments to purchase or sell loans at the balance sheet date.
b. To extend credit: Commitments to extend credit are arrangements to lend to a dealer as long as there is no violation of any condition established in the contract. These commitments may be drawn upon in the form of borrowings under wholesale credit facilities or the issuance of commitment letters. Commitments generally have fixed expiration dates or other termination clauses, may require payment of a fee, and may be granted for an amount not to exceed the unused portion of the approved wholesale loan facility ceiling. Since many of the commitments are expected to be drawn upon, the total commitment amounts generally represent future cash requirements. The Company evaluates each dealer’s credit worthiness on a case by case basis. The amount of collateral, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral consists of the automobile units purchased, and in certain instances is supplemented by mortgages over real property and/or cash. The Company uses the same credit polices in making commitments and conditional obligations as it does for on-balance-sheet instruments. Commitments to extend credit amounted to approximately $44,000,000 at December 31,2005.
Contingencies
The Company is involved in litigation arising in the normal course of business. Management, based on the opinion of counsel, believes that the final resolution of such litigation will not have a material adverse effect on the Company’s results of operations or financial position.

PUERTO RICO BRANCH OF ISLAND FINANCE SALES FINANCE CORPORATION
(D/B/A ISLAND FINANCE DIVISION FINANCIAMIENTO)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONCLUDED
10.	CONCENTRATIONS

All of the Company’s lending activities are with customers and dealers located within Puerto Rico. Significant adverse changes in the economy of Puerto Rico could adversely impact the collectibility of its finance receivables.

11.	FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of the following information about the fair value of certain financial instruments for which it is practicable to estimate that value. The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value.

Finance receivables – The interest rates on the receivables outstanding at December 31, 2005 are consistent with the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. As a result, the carrying value is a reasonable estimate of fair value.

Due to Home Office – The fair value of debt to affiliates approximates carrying value because of the nature of the terms of these financial instruments, which are further described in note 5 to the financial statements.

12.	SUBSEQUENT EVENTS

The Branch sold all the assets and liabilities related to the sales finance, consumer and home equity loan business as of February 28, 2006. The Branch sold net assets totaling approximately $85,000,000, resulting in an approximate gain of $15,000,000. Prior to the sale, the management team of the Branch entered into a leasehold agreement for a new facility where the Branch and one affiliate were to relocate. Due to the sale, the Branch and an affiliate paid $550,000 in order to be released from the lease agreement obligation. The cost of the pay out for the lease agreement was recorded under rent expense during January 2006 and was allocated between the Branch and an affiliate. The amount allocated to the Branch was $87,000.